SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                   -----------


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                DECEMBER 16, 2002


                        GREEN MOUNTAIN POWER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   VERMONT                                 03-0127430
(STATE OR OTHER JURISDICTION OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                                     1-8291
                             COMMISSION FILE NUMBER


         163  ACORN  LANE,
                 COLCHESTER, VERMONT                       05446
      (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)
(ZIP  CODE)





                                    (802) 864-5731
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

















Item . Other Events. Green Mountain Power places $42 million first mortgage bonds

     COLCHESTER, VT. Green Mountain Power Corporation (NYSE:GMP) announced today the sale through private placement of $42 million principal amount of first mortgage bonds bearing interest at 6.04 percent per year and maturing on December 1, 2017. The average life of the bond issuance is twelve years and the bonds are subject to seven equal annual principal payments beginning on December 1, 2011.
     Net proceeds from the sale will be used to repay short-term and intermediate-term borrowings, including amounts arising as a result of the Company's successful repurchase of approximately 812,000 shares of its common stock through a modified Dutch Auction last month. Proceeds will also be used to redeem $8 million in first mortgage bonds due December 18, 2002, and for other corporate purposes. The repayment of amounts outstanding under the Company's revolving credit facility and its $12 million two-year term loan means that the annual dividend paid on the Company's common stock will increase to $0.76 per share, consistent with the action of the Company's Board of Directors earlier this month.
"This issuance completes our financing plan for 2002," said Christopher Dutton, President and Chief Executive Officer. "The bond sale improves our liquidity and, with the stock repurchase, will lower costs of capital for our customers for many years. We also expect to increase our dividend over the next several years in a measured, consistent manner to a payout range of between fifty and sixty percent of annual earnings, which we will sustain so long as our financial health seems assured."

There are statements in this information release that contain projections or estimates and that are considered to be "forward-looking" as defined by the Securities and Exchange Commission (the "SEC"). In these statements, you may find words such as believes, expects, plans, or similar words. These statements are not guarantees of our future performance. There are risks, uncertainties and other factors that could cause actual results to be different from those projected.


ITEM  7  FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL INFORMATION AND EXHIBITS.
(a)  and  (b)  --not  applicable
(c)  Exhibits--not  applicable





     For further information, contact Dorothy Schnure, Manager of Corporate Communications, (802) 655-8418.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN  MOUNTAIN  POWER  CORPORATION
                                         Registrant
DATED:  December  16,  2002               By:/s/Robert  J.  Griffin
                                          -------------------------
ROBERT  J.  GRIFFIN,  CONTROLLER  AND  TREASURER

 DATED:  December  16,  2002               By:/s/Robert  J.  Griffin
                                           -------------------------
ROBERT  J.  GRIFFIN,  CONTROLLER  AND  TREASURER
                              (AS  PRINCIPAL  FINANCIAL  OFFICER)




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